EX-99.77Q1 OTHER EXHIBITS

Exhibit 77(Q1) - Addendum to
Question 7C

Question 7.c
Addendum to Question 7.c on
Form N-SAR

List the name of each series
or portfolio and give a
consecutive number to each
series or portfolio
in excess of the 99
consecutive series or
portfolios permitted by the
form.

Series Number    Series Name
Is this the last filing for
this series? (Y or N)

100     Oak Ridge Dynamic
Small Cap Fund
N
101     Oak Ridge
International Small Cap Fund
N
109     Oak Ridge Technology
Insights Fund
Y
110     Oak Ridge Global
Equity Fund
Y
111     Oak Ridge Disciplined
Growth Fund
N

Please refer to the Oak Ridge
annual report to shareholders
dated May 31, 2017 to be
filed on Form N-CSR for
additional information
concerning the Fund.